Exhibit 32.3

CERTIFICATION PURSUANT TO

SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

The undersigned, Rory J. Cutaia, hereby certifies, pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, that

1.	The Amendment No. 1 to the Quarterly Report on Form 10-Q of Verb Technology Company, Inc. for the quarterly period ended March 31, 2020 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Amendment No. 1 to the Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Verb Technology Company, Inc.

June 4, 2020

/s/ Rory Cutaia
Rory J. Cutaia
President, Secretary, Chief Executive Officer,
Director, and Principal Executive Officer